EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 20, 2007, except for Note 19 (b) as to which the date is November 15, 2007, relating to the consolidated financial statements, which appears in the current report on form 8-K dated November 15, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Öhrlings PricewaterhouseCoopers
Öhrlings PricewaterhouseCoopers AB
Stockholm, Sweden
November 15, 2007